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EXHIBIT 5.1

                                     BECKLEY
                                    SINGLETON
                                  ---------CHTD
                                ATTORNEYS AT LAW

                          530 Las Vegas Boulevard South
                             Las Vegas, Nevada 89101
                        (702)385-3373 o FAX (702)385-9447
                               www.beckleylaw.com


                               September 17, 2003

Shujun Liu
American Oriental Bioengineering Inc.
No. 12 Jiance Road
Nangang District
Harbin, China 15008



         Re:     American Oriental Bioengineering, Inc.
                 Issuance of Shares to BH Capital Investments, Excalibur Limited Partnership and FirsTrust Group, Inc.

Ladies and Gentlemen:

         We have acted as Nevada counsel to American Oriental Bioengineering, Inc., a corporation incorporated under the laws of the State of Nevada ("Company"), in connection with the Investment Agreement, the Registration Rights Agreement, and the Escrow Agreement, all dated as of July 21, 2003 (the "Transaction Documents"), and the issuance and sale of shares of common stock pursuant to the Transaction Documents.

         It is our understanding that the following number of shares of common stock will be sold pursuant to the Transaction Documents:

         1.     BH Capital Investments, LP                   1,605,000 shares
         2.     Excalibur Limited Partnership                1,605,000 shares
         3.     FirsTrust Group, Inc.                        1,074,000 shares
         4.     Wayrick Robbins Yates & Ponton LLP(1)            3,000 shares
         5.     Jian Zhang (2)                                  10,000 shares
         6.     DSF Capital(3)                                   5,000 shares
         7.     RADA Advisors, Inc.(4)                           6,000 shares

____________________
(1) A designee of FirsTrust Group.
(2) A designee of FirsTrust Group.
(3) A designee of FirsTrust Group.
(4) A designee of FirsTrust Group.

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                                      BECKLEY
American Oriental                    SINGLETON
  Bioengineering                   ---------CHTD
September 17, 2003               ATTORNEYS AT LAW
Page 2 of 4


         In connection with rendering the opinions set forth herein, we have examined drafts of the Transaction Documents, the Company's Amendment and Restatement of Articles of Incorporation filed with the Nevada Secretary of State's Office on October 2, 2002, the Company's Bylaws dated May 7, 2002, and the Minutes of the Board of Directors of the Company dated June 24, 2003, in connection with entering into the Transaction Documents, (the "Corporate Documents"), the March 31, 2003 agreement between FirsTrust Group and the Company and such other documents, agreements and records as we deemed necessary to render the opinions set forth below. We also verified that the Company is in good standing with the Nevada Secretary of State on September 15, 2003.

         In conducting our examination, we have assumed the following: (i) that each of the Corporate Documents are true and correct copies of the original Corporate Documents, (ii) that each of the Transaction Documents has been or will be executed by each of the parties thereto in the same form as the forms which we have examined, (iii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iv) that each of the Transaction Documents arid Corporate Documents has been duly and validly authorized, executed and delivered by the party or parties thereto other than the Company, and (v) that each of the Transaction Documents constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the Transaction Documents' terms. In addition, in conducting our examination, we have relied on the statements, certifications and other assurances from the executive officers of the Company without any independent investigation. Such certifications include an Officer's Certificate dated September __, 2003, from the Company, an Officer's Certificate dated September 17, 2003, and a September 11, 2003 certificate from FirsTrust Group.

         We express no opinion regarding any of the factual representations and warranties contained in the Transaction Documents, except for those matters expressly opined to in this letter. As to the factual representations and warranties opined to herein, we have relied exclusively upon the Officer's Certificate of July 21, 2003, the Officer's Certificate of September , 2003, and the Officer's Certificate of September 17, 2003, and have not independently verified the statements contained in those Officer's Certificates.

         We have not been asked to review any Prospectus, Registration Statement, Supplemental Registration Statement, SB-2 or similar document and express no opinion concerning those documents.


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                                      BECKLEY
American Oriental                    SINGLETON
  Bioengineering                   ---------CHTD
September 17, 2003               ATTORNEYS AT LAW
Page 3 of 4




         We express no opinion regarding the effect of any securities laws on the Transaction Documents or the Securities incincluding, without limitation, the following acts or laws:

         a.       The Securities Act of 1933;

         b.       The Securities Exchange Act of 1934;

         c.       The Public Utility Holding Company Act of 1935;

         d.       The Investment Company Act of 1940;

         e.       The Investment Advisers Act of 1940;

         f.       The Employees Retirement Income Security Act of 1974;

         g.       The National Housing Act;

         h.       The Commodity Exchange Act;

         i. Chapter 90 of the Nevada Revised Statutes and any regulation promulgated pursuant to those statutes.


         We express no opinion regarding the existence of: (a) any issuer's lien pursuant to N.R.S.ss. 104.8209; (b) adverse claim as defined by N.R.S.ss.104.8102; or (c) any other security interest, including those arising under Articles 8 and 9 of the U.C.C., against the Securities to be conveyed pursuant to the Transaction Documents.

         Based upon the subject to the foregoing, we are of the opinion that:

         1. Assuming all conditions precedents in the Transaction Documents are complied with, when duly countersigned by the Company's transfer agent. and registrar, and delivered to you or upon your order against payment of the agreed consideration therefore in accordance with the provisions of the Transaction Documents, the Common Stock to be issued under the Investment Agreement will be duly authorized and validly issued, fully paid and non-assessable.


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                                      BECKLEY
American Oriental                    SINGLETON
  Bioengineering                   ---------CHTD
September 17, 2003               ATTORNEYS AT LAW
Page 4 of 4




         This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States, the State of Nevada and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the Transaction Documents and Securities may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the law of the State of Nevada.

         The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Transaction Documents and Securities may not be relied upon by any other person or entity for any other purpose without our prior consent.



                                        Sincerely yours,

                                        /S/ Beckley Singleton
                                        ---------------------
                                        Beckley Singleton Chtd.